EXHIBIT 99

FOR IMMEDIATE RELEASE	NYSE American – EP

EMPIRE PETROLEUM ANNOUNCES RESULTS FOR FIRST QUARTER 2023

~ Making Continued Progress on Targeted Full Year 2023 Capital Spending Program ~

Tulsa, Oklahoma – May 15, 2023 – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), today announced operational and financial results for the first quarter of 2023.

KEY FIRST QUARTER HIGHLIGHTS

•	Increased year-over-year per day sales volumes by 4% to 2,206 barrels of oil equivalent per day (“Boe/d”) (61% oil, 19% natural gas liquids (“NGLs”) and 20% natural gas) from 2,112 Boe/d (60% oil, 19% NGLs, and 21% natural gas) for the first quarter of 2022;
•	Reported revenue of $10.1 million, a net loss of $2.5 million, or $0.11 per diluted share, and an Adjusted Net Loss[1] of $1.9 million, or $0.08 per diluted share;
•	Generated Adjusted EBITDA[1] of $0.2 million;
•	Ended first quarter of 2023 with $7.1 million of liquidity (including $6.8 million of cash) and working capital of $2.3 million; and
•	Leveraging lessons learned in 2022 from the Empire-operated Starbuck Field Pilot Project Program (the “Starbuck Program”) in North Dakota, during the first quarter of 2023 the Company made further progress on its development program. Empire owns a 96% working interest and 82.6% net revenue interest in the Starbuck Program.

1.	Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

Mike Morrisett, President and Chief Executive Officer of Empire, commented, “While we clearly would have liked to see higher sequential pricing for crude oil and natural gas, the first quarter marked a solid start to 2023 on multiple fronts. We were pleased to record higher sales volumes both year-over-year and sequentially, as well as keep LOE and G&A per Boe substantially level excluding non-recurring items. As in the past, I want to thank our employees and business partners for their hard work and strong dedication as we continue to execute on our targeted business plan to drive organic production growth in 2023 that increases long-term cash flow generation and shareholder value.”

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Mr. Morrisett concluded, “Through our pilot program in North Dakota that was executed in 2022 and into 2023, we have come away with a clear direction on how to best tailor our 2023 capital spending program. This includes a combination of activities, including drilling and completions, workovers, recompletions and related infrastructure. To ensure enhancement of our development efforts, we have focused on adding depth to our technical, operations and administrative teams. All of these experienced professionals were targeted to join Empire based on their respective proven histories of success, and we feel fortunate to have them as part of our expanded team. The future of Empire is bright, and we look forward to further steady execution of our 2023 business plan that is squarely focused on driving increased value for our shareholders.”

FINANCIAL AND OPERATIONAL RESULTS FOR FIRST QUARTER 2023

	Q1 2023	Q4 2022	% Change Q1 2023 vs. Q4 2022	Q1 2022	% Change Q1 2023 vs. Q1 2022

Net sales (Boe/d)	2,206	2,149	3%	2,112	4%
Net sales (Boe)	198,549	197,712	0%	190,064	4%
Realized price ($/Boe)	$50.87	$55.59	(8%)	$65.85	(23%)
Revenue ($M)	$10,052	$10,728	(6%)	$12,428	(19%)
Net income (loss) ($M)	$(2,460)	$(2,290)	(7%)	$3,623	NM
Adjusted Net Income (Loss) ($M)	$(1,858)	$(894)	(108%)	$4,302	NM
Adjusted EBITDA ($M)	$228	$1,308	(83%)	$5,594	(96%)

NM – Not meaningful due to a change in signs.

Net sales for the fourth quarter of 2022 were 2,206 Boe/d, including 1,336 barrels of oil per day; 442 barrels of NGLs per day, and 2,569 thousand cubic feet per day (“Mcf/d”), or 428 Boe/d, of natural gas. Contributing to the sequential increase from the fourth quarter of 2022 was an 8% increase in production for Empire’s assets in North Dakota.

Empire reported $10.1 million of revenue for the first quarter of 2023 versus $10.7 million for the fourth quarter of 2022. Contributing to the decline was lower realized pricing as compared to the fourth quarter and a lower sequential loss on derivates, which was partially offset by higher sales volumes.

Lease operating expenses for the first quarter of 2023 were $6.5 million, which was a slight decrease from $6.6 million for the fourth quarter of 2022 despite increased sales volumes.

Production and ad valorem taxes for the first quarter of 2023 were $0.8 million and essentially flat with the fourth quarter 2022, and were 7.5% and 7.2% of total product revenue, respectively, for the first quarter of 2023 and fourth quarter of 2022.

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General and administrative expenses, excluding share-based compensation expense, were $3.0 million, or $15.23 per Boe, in the first quarter of 2023 versus $2.7 million, or $13.65 per Boe, for the fourth quarter of 2022. Included in the first quarter of 2023 was $0.4 million, or $1.89 per Boe, of cash severance costs associated with departure of the Company’s previous Chief Executive Officer. Excluding these costs, Empire’s cash general and administrative expenses per Boe declined slightly.

Empire recorded a net loss for the first quarter 2023 of $2.5 million, or $0.11 per diluted share, versus a net loss of $2.3 million, or $0.10 per diluted share, in the fourth quarter of 2022. The Company posted an Adjusted Net Loss for the first quarter of 2023 of $1.9 million, or $0.08 per diluted share, versus an Adjusted Net Loss of $0.9 million, or $0.04 per diluted share, in the fourth quarter of 2022. The sequential quarterly decrease was primarily due to lower realized pricing partially offset by higher sales volumes during first quarter 2023.

Adjusted EBITDA was $0.2 million for the first quarter of 2023 compared to $1.3 million in the fourth quarter of 2022.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the three months ended March 31, 2023, the Company invested approximately $2.2 million in capital expenditures primarily related to the well enhancement project in North Dakota.

Total liquidity at the end of the first quarter of 2023 was $7.1 million, including $6.8 million of cash and approximately $0.3 million available on the Company’s Credit Facility. As of March 31, 2023, the Company had total debt of $7.1 million and working capital of $2.3 million. Empire remains squarely focused on continuing to execute on its proven strategy to remain financially conservative as it executes on its 2023 development program for its current business and will continue to evaluate opportunities to expand through targeted acquisitions that provide long-term value for the Company’s shareholders.

UPDATED PRESENTATION

An updated Company presentation will be posted by Friday, May 19 to the Company’s website under the Investors Relations section.

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ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana, and New Mexico. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACT INFORMATION

Empire Petroleum Corporation:

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations:

Al Petrie Advisors

Wes Harris, Partner

281-740-1334

wes@alpetrie.com

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenue:
Oil Sales	$8,938,715	$9,731,245	$10,416,422
Gas Sales (1)	656,035	802,425	883,902
Natural Gas Liquids ("NGLs") Sales (1)	504,954	457,504	1,215,494
Total Product Revenues	10,099,704	10,991,174	12,515,818
Other	19,364	30,552	24,043
Gain (Loss) on Derivatives	(66,823)	(294,190)	(112,321)
Total Revenue	10,052,245	10,727,536	12,427,540

Costs and Expenses:
Lease Operating Expense	6,520,163	6,602,984	4,572,401
Production and Ad Valorem Taxes	758,114	792,141	901,238
Depletion, Depreciation & Amortization	622,489	519,403	434,446
Accretion of Asset Retirement Obligation	401,275	348,799	330,000
Impairment	—	936,620	—
General and Administrative	3,972,918	3,743,598	2,455,380

Total Cost and Expenses	12,274,959	12,943,545	8,693,465

Operating Income (Loss)	(2,222,714)	(2,216,009)	3,734,075

Other Income and (Expense):
Interest Expense	(237,299)	(161,777)	(110,648)
Other Income (Expense)	422	297,165	—

Income (Loss) before Taxes	(2,459,591)	(2,080,621)	3,623,427

Income Tax (Provision) Benefit	—	(208,898)	—

Net Income (Loss)	$(2,459,591)	$(2,289,519)	$3,623,427

Net Income (Loss) per Common Share:
Basic	$(0.11)	$(0.10)	$0.18
Diluted	$(0.11)	$(0.10)	$0.15
Weighted Average Number of Common Shares Outstanding:
Basic	22,096,796	22,037,872	19,866,687
Diluted	22,096,796	22,037,872	24,018,453

(1)  Presentation for the three months ended March 31, 2022 reflects reclassification of gathering and processing costs from lease operating expense, which is consistent with the presentation of results for the three months ended March 31, 2023 and December 31, 2022.

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EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Net Production Volumes:
Oil (Bbl)	120,257	121,592	114,255
Natural gas (Mcf)	231,218	221,818	213,945
Natural gas liquids (Bbl)	39,756	39,151	40,152
Total (Boe)	198,549	197,712	190,064

Average daily equivalent sales (Boe/d)	2,206	2,149	2,112

Average Price per Unit:
Oil ($/Bbl)	$74.33	$80.03	$91.17
Natural gas ($/Mcf)	$2.84	$3.62	$4.13
Natural gas liquids ($/Bbl)	$12.70	$11.69	$30.27
Total ($/Boe)	$50.87	$55.59	$65.85

Operating Costs and Expenses per Boe:
Lease operating expense	$32.84	$33.40	$24.06
Production and ad valorem taxes	$3.82	$4.01	$4.74
Depreciation, depletion, amortization and accretion	$5.16	$4.39	$4.02
General & administrative (including share-based compensation)	$20.01	$18.93	$12.92
General & administrative (excluding share-based compensation)	$15.23	$13.65	$10.94

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2023	2022

ASSETS
Current Assets:
Cash	$6,763,873	$11,944,442
Accounts Receivable	6,504,017	7,780,239
Derivative Instruments	93,168	121,584
Inventory	2,261,133	1,840,274
Prepaids	1,413,336	1,048,434
Total Current Assets	17,035,527	22,734,973

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	66,127,534	63,986,339
Less: Accumulated Depreciation, Depletion and Impairment	(20,679,739)	(20,116,696)
Total Oil and Gas Properties, Net	45,447,795	43,869,643
Other Property and Equipment, Net	1,452,137	1,441,529
Total Property and Equipment, Net	46,899,932	45,311,172

Sinking Fund	—	2,779,000
Utility and Other Deposits	746,884	719,930

TOTAL ASSETS	$64,682,343	$71,545,075

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$5,733,313	$5,843,366
Accrued Expenses	6,280,462	9,461,010
Current Portion of Lease Liability	256,975	256,975
Current Portion of Long-Term Debt	2,481,236	2,059,309
Total Current Liabilities	14,751,986	17,620,660

Long-Term Debt	3,594,500	4,063,115
Long-Term Note Payable - Related Party	1,073,376	1,076,987
Long Term Lease Liability	519,852	547,692
Asset Retirement Obligations	25,142,831	25,000,740
Total Liabilities	45,082,545	48,309,194

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 22,104,592 and 22,093,503 Shares Issued and Outstanding, Respectively	81,626	81,615
Additional Paid-in Capital	74,126,976	75,303,479
Accumulated Deficit	(54,608,804)	(52,149,213)
Total Stockholders' Equity	19,599,798	23,235,881

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,682,343	$71,545,075

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Cash Flows From Operating Activities:
Net Income (Loss)	$(2,459,591)	$(2,289,519)	$3,623,427

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	949,639	1,043,929	376,284
Amortization of Right of Use Assets	76,225	128,613	39,706
Depreciation, Depletion and Amortization	622,489	519,403	434,446
Accretion of Asset Retirement Obligation	401,275	348,799	330,000
Impairment	—	936,620	—
(Gain) Loss on Derivatives	66,823	294,190	112,321
Settlement on or Purchases of Derivative Instruments	(41,187)	(15,449)	(83,260)
Change in Operating Assets and Liabilities:
Accounts Receivable	(849,909)	(2,116,239)	(757,466)
Inventory	(420,859)	(234,917)	62,202
Prepaids, Current	89,812	(323,950)	137,010
Other Long Term Assets and Liabilities	(213,611)	(612,463)	—
Accounts Payable	(110,053)	2,991,255	(1,654,437)
Accrued Expenses	(3,177,767)	2,478,344	440,471
Net Cash Provided By (Used In) Operating Activities	(5,066,714)	3,148,616	3,060,704

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	—	(497,613)	—
Additions to Oil and Natural Gas Properties	(2,210,004)	(8,658,811)	(424,651)
Purchase of Other Fixed Assets	(27,170)	(3,442)	(9,030)
Cash Paid for Right of Use Assets	(86,545)	(133,690)	(42,833)
Sinking Fund Deposit	2,779,000	2,671,000	(480,000)
Net Cash Provided By (Used In) Investing Activities	455,281	(6,622,556)	(956,514)

Cash Flows from Financing Activities:
Principal Payments of Debt	(569,136)	(315,673)	(459,952)
Proceeds from Stock and Warrant Issuance	—	212	97,500
Net Cash Used In Financing Activities	(569,136)	(315,461)	(362,452)

Net Change in Cash	(5,180,569)	(3,789,401)	1,741,738

Cash - Beginning of Period	11,944,442	15,733,843	3,611,871

Cash - End of Period	$6,763,873	$11,944,442	$5,353,609

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 Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Net Income (Loss)	$(2,459,591)	$(2,289,519)	$3,623,427

Adjusted for:
(Gain) loss on derivatives	66,823	294,190	112,321
Settlement on or purchases of derivative instruments	(41,187)	(15,449)	(83,260)
Impairment cost	—	936,620	—
Stock-based compensation expense related to CEO separation	201,453	—	—
CEO severance	374,820	—	—
Settlement and fees related to Texas sales tax audit	—	180,040	650,000

Adjusted Net Income (Loss)	$(1,857,682)	$(894,118)	$4,302,488

Diluted Weighted Average Shares Outstanding	22,096,796	22,037,872	24,018,453

Adjusted Net Income (Loss) Per Share	$(0.08)	$(0.04)	$0.18

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of loan issuance costs, right of use assets and discount on convertible notes, income tax (benefit) expense, and other non-cash items.

Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

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	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Net Income (Loss)	$(2,459,591)	$(2,289,519)	$3,623,427

Add Back:
Interest Expense	237,299	161,777	110,648
DD&A	622,489	519,403	434,446
Accretion	401,275	348,799	330,000
Impairment cost	—	936,620	—
Amortization of right of use assets	76,225	128,613	39,706
EBITDA	$(1,122,303)	$(194,307)	$4,538,227

Adjustments:
Stock compensation and issuances	949,639	1,043,929	376,284
(Gain) loss on derivatives	66,823	294,190	112,321
Settlement on or purchases of derivative instruments	(41,187)	(15,449)	(83,260)
CEO severance	374,820	—	—
Settlement and fees related to Texas sales tax audit	—	180,040	650,000

Adjusted EBITDA	$227,792	$1,308,403	$5,593,572

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